EXHIBIT NO. 10.170



                        FIRST AMENDED

                  MEMORANDUM OF ASSOCIATION


                           OF THE


                  BHOTE KOSHI POWER COMPANY


                       PRIVATE LIMITED


                      KATHMANDU, NEPAL




                        FIRST AMENDED
                  MEMORANDUM OF ASSOCIATION
                             OF
          BHOTE KOSHI POWER COMPANY PRIVATE LIMITED
       Incorporated under the Company Act, 2021 (1964)


1.   NAME OF THE COMPANY

     The name of the Company shall be Bhote Koshi Power
     Company Private Limited.

2.   REGISTERED OFFICE OF THE COMPANY

     The registered office of the Company will be located in Tahachal Kathmandu District, Nepal. The registered office may be changed with the approval of the concerned department of His Majesty's Government of Nepal (HMGN). Branches and other business offices, may be established at other locations as required.
     However, under no circumstances may a registered office, branch or other business office of the Company be established in the United States.

3.   DEFINITIONS:

     In this Memorandum of Association unless repugnant to the subject or context

          "AFFILIATE(S)" shall mean any person or
          entity that directly or indirectly
          (through one or more intermediaries)
          controls or is controlled by or under
          common control with the party specified.
          For purposes of this definition, control of a person or entity means the power, direct or indirect, to cause or determine the direction of the management and policies of such person or entity (whether by ownership of securities, contract or otherwise);

          "AGREEMENT" means the Amended and Restated
          Joint Venture Agreement dated as of the
          Financial Closing Date, among the Nepali
          Party and Foreign Parties;

          "ARTICLES" means the Amended and Restated
          Articles of Association of the Company and amendments made thereto from time to time;

          "FINANCIAL CLOSING DATE" means the date on which IFC makes an initial disbursement.

          "FOREIGN PARTIES" means Panda of Nepal,
          International Finance Corporation and RDC of Nepal;

          "HMGN" means His Majesty's Government of
          Nepal, its agencies or departments;

          "IFC" means International Finance
          Corporation, an international organization established by Articles of Agreement among its member countries.

          "NEA" means the Nepal Electricity
          Authority and its successors and assign;
          and

          "NEPALI PARTY" means Himal International
          Power Corp. Ltd., a Party to the
          Agreement.

4.   MAIN OBJECTIVES

     4.1  The main objectives of Bhote Koshi Power Company
          Private Limited shall be as follows:

          a. To develop, construct, own and operate the Upper Bhote Koshi Hydroelectric Project.

          b. To sell the generated power to NEA, HMGN or its representatives, directly to consumers, both local and foreign, and others.

          c. To build transmission lines to transmit power from the Upper Bhote Koshi Hydroelectric Project to the NEA power grid or other points of supply whether through the NEA system or otherwise.

     4.2 Activities to be carried out for fulfillment of the above-mentioned objectives.

          a. To carry out the activities which are related to the objectives or the functions of the Company as provided in Section 4.1, and such other activities which the Company deems necessary for the fulfillment of its objectives, subject to the prevailing laws of Nepal;

          b. To purchase or acquire buildings and land on mortgage, lease, exchange, contract or otherwise for the purposes of the Company and to use and deal with them in such manner as the Company deems fit;

          c. To import, purchase and maintain goods, raw materials, machines and equipment required by the Company subject to the prevailing laws of Nepal;

          d.   To acquire, possess and use movable or
               immovable properties for the purpose of the Company;

          e. To borrow money to fulfill the need for the required funding of the Company from national and foreign banks and financial institutions and to conclude necessary agreements for the same, subject to the prevailing laws of Nepal;

          f. To obtain consultancy services on any matter relating to the business of the Company and to conclude appropriate management or other agreements with national or foreign institutions, firms and companies;

          g.   To purchase, lease or otherwise obtain
               vehicles required for the purpose of the Company and to use them for the business of the Company;

          h.   To pay all expenses incurred for the
               incorporation of the Company;

          i. To bear all expenditures for advertisement required for promotion of the Company;

          j. Subject to the prevailing laws of Nepal, to establish a public relations and business promotion arm for furthering of the business of the Company, to bear required expenses for the same and to correspond and otherwise deal with national and international organizations and institutions in this regard;

          k. To open bank accounts with national and, with prior approval, foreign banks and operate such accounts with them;

          l.   To employ managers, staff and workers
               required for the efficient and effective operation of the Company, and subject to the prevailing laws to determine their service conditions and facilities (including salaries and allowances), to prescribe their functions, rights and duties, and to suspend or dismiss such employees;

          m. To file or defend a suit on behalf or against the Company, its officers and employees in matters where the Company's interest is involved and to compromise such suit or claim and to settle the dues or claims made for or against the Company, and to grant or obtain extension time for such settlement;

          n.   To purchase and invest in shares and
               debentures of any other company;

          o. To arrange for appropriate study and training programs within and outside Nepal for the career development of employees, technicians and other and as required for the Company's business; and

          p. To perform all such other functions required for the attainment of all or any of the objectives as mentioned above, subject to the prevailing laws of Nepal.

5.   LIMITED LIABILITY:

     This Company is a private limited company registered under the Company Act, 2021. The liability of its shareholders is limited and a shareholder shall not be liable to pay any liability of the Company except for the face value of the share subscribed by him. The total number of its shareholders shall not be more than 50 and its shares shall not be sold or purchased publicly and its shares shall not be transferred by way of sale, mortgage or otherwise to any other persons except in accordance with the provisions of the Agreement and Articles.

6.   SHARE CAPITAL:

     6.1 The authorized share capital of the Company shall be Rupees five billion four hundred fourteen million five hundred thousand (Rs. 5,414,500,000) divided into one class of fifty four million one hundred forty five thousand (54,145,000) shares of Rupees 100 each. The initial issued share capital of the Company will be Rupees two billion
          (Rs. 2,000,000,000) divided into twenty million (20, 000,000) shares of Rupees 100 each. The initial issued capital shall be subscribed by Nepali Party 10%, Panda of Nepal 85% and RDC of Nepal 5%.

     6.2  The Foreign Parties (other than IFC) and/or their
          Affiliates and the Nepali Party and/or its Affiliates shall be the primary promoters.

     6.3 The initial issued and subscribed share capital of the Company shall be held as follows:

               Nepali Party             10%
               Panda of Nepal      85%
               RDC of Nepal             5%

     6.4 The Company may, by passing a special resolution in general meeting in accordance with the provisions of the Agreement and by following the procedure established under the prevailing Company Act as in effect at such time, increase or decrease the share capital of the Company or issue shares with preference or with special rights, change or revoke such rights and issue shares having lower or higher denomination.



               THIS SPACE INTENTIONALLY LEFT BLANK


     We, the undersigned persons, whose names and addresses are subscribed below, are desirous of being incorporated into a private limited company in pursuance to this Memorandum of Association and we agree to respectively take the number of shares in the capital of the Company set opposite our respective names:



                              Number of
S.     Names and Address     Subscribed    Signature of    Witness
No.       of Promoter          Shares       Promoters

1.  Himal International      18,000
    Power Corp. Ltd.                     Prabhakar SBJ
    Post Box No. 3800                    Rana
    Tahachal, Kathmandu,                 Authorized
    NEPAL                                Representative

2.  Panda of Nepal           153,000
    c/o Maples & Calder
    P.O. Box 309,
    Ugland House
    South Church Street
    Grand Cayman,                        Robert L. Ransom
    Cayman Islands                       Authorized
    British West Indies                  Representative

3.  RDC of Nepal             9,000
    c/o W.S. Walker & Co.
    1st Floor,
    Caledonian House,
    Mary Street,
    P.O. Box 265 G,
    George Town,
    Grand Cayman,                        Noel Cocoran
    Cayman Islands                       Authorized
    British West Indies                  Representative


     Dated:  August 22, 1997